UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 8, 2009, Raja Parvez, the Chief Executive Officer of the company, was awarded options to purchase 300,000 shares of common stock of the company at an exercise price of $18.71 per share, the closing price of the shares on the date of the grant. The options have the following terms:

1. Options to buy 100,000 shares that vest over time, with 50,000 shares vesting at the end of three years and 50,000 vesting at the end of four years.

2. Options to buy 100,000 shares that vest if the company achieves certain specified annual revenue and net earnings targets by December 31, 2012.

3. Options to buy an additional 100,000 shares that vest if the company achieves certain higher specified annual revenue and net earnings targets by December 31, 2012.

All options will vest upon a change in control. The options are otherwise subject to the standard terms and conditions of the Rubicon Technology, Inc. 2007 Stock Incentive Plan.

On December 8, 2009, William Weissman, the Chief Financial Officer of the company, was awarded options to purchase 150,000 shares of common stock of the company at an exercise price of $18.71 per share, the closing price of the shares on the date of the grant. The options have the following terms:

1. Options to buy 50,000 shares that vest over time, with 25,000 shares vesting at the end of three years and 25,000 vesting at the end of four years.

2. Options to buy 50,000 shares that vest if the company achieves certain specified annual revenue and net earnings targets by December 31, 2012.

3. Options to buy an additional 50,000 shares that vest if the company achieves certain higher specified annual revenue and net earnings targets by December 31, 2012.

All options will vest upon a change in control. The options are otherwise subject to the standard terms and conditions of the Rubicon Technology, Inc. 2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: December 14, 2009	By:	/S/ WILLIAM F. WEISSMAN
	Name:	William F. Weissman
	Title:	Chief Financial Officer